UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 24, 2011

DEL MONTE CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	333-107830-05	75-3064217
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Maritime Plaza, San Francisco, California		94111
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (415) 247-3000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with reviewing its corporate organization, Del Monte Corporation (the “Company”) has eliminated, among others, the position of Executive Vice President, Operations, held by David W. Allen; and the position of Senior Vice President, Treasurer, Chief Accounting Officer and Controller, held by Richard L. French. The elimination of these positions will constitute terminations without cause within two years of a change of control, effective October 31, 2011.

Larry Bodner, the Company’s current Executive Vice President and Chief Financial Officer, has been named Executive Vice President, Chief Financial Officer and Treasurer.

Nils Lommerin, the Company’s current Chief Operating Officer has been named Executive Vice President and Chief Operations Officer, reflecting a change in his responsibilities in light of the appointment of M. Carl Johnson, III as Executive Vice President, Brands.

Julie Ruehl, the Company’s current Vice President, External Reporting, has been named Vice President and Chief Accounting Officer, effective November 1, 2011.

Ms. Ruehl, age 45, joined Del Monte Corporation in May 2005. From June 2006 to October 2011, she was Vice President, External Reporting and from May 2005 to June 2006 she was Director, External Reporting. Prior to joining Del Monte Corporation, from September 2002 to May 2005, she was in a senior financial position with Sanmina-SCI Corporation, a global provider of electronics manufacturing services. Prior to joining Sanmina-SCI Corporation, Ms. Ruehl was an Audit Partner at Arthur Andersen LLP.

In connection with being named Vice President and Chief Accounting Officer, Ms. Ruehl’s annual salary was increased from $285,800 to $305,000, her Annual Incentive Plan target percentage was increased from 30% to 35%, and her perquisite allowance increased from $6,000 to $18,000. As a Vice President, Ms. Ruehl participates in, and has participated in, the Company’s various executive compensation programs, including: the Del Monte Corporation Annual Incentive Plan, the 2011 Stock Incentive Plan for Key Employees of Blue Acquisition Group, Inc. and its Affiliates (including the March 8, 2011 grant of 73,198 Rollover Options, 27,450 service-based stock options and 27,449 performance-based stock options), the Del Monte Corporation Additional Benefits Plan, the Del Monte Corporation Supplemental Executive Retirement Plan, Executive Severance Plan and Executive Perquisite Plan. Additional information regarding the Annual Incentive Plan may be found in the Company’s Current Report on Form 8-K filed September 13, 2011 and information regarding the other plans may be found in the Company’s Annual Report on Form 10-K filed July 15, 2011 or exhibits thereto.

Section 7 – Regulation FD

Item 7.01. Regulation FD Disclosure.

The information contained in this Item 7.01 and in the accompanying Exhibit 99.1 shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

On October 26, 2011, the Company announced via press release the appointment of M. Carl Johnson, III as Executive Vice President, Brands. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Section 8 – Other Events

Item 8.01. Other Events.

In connection with reviewing its corporate organization, the Company eliminated a small number of employee positions effective October 31, 2011. In connection with this action, in accordance with generally accepted accounting principles, the Company expects to incur pre-tax charges of approximately $17 million to $19 million (consisting entirely of cash expenditures) related to employee separation costs. The Company expects to make all of the cash payments in connection with the employee separations by July 2012. The Company expects an annual pre-tax reduction in payroll-related costs of approximately $4 million as a result of these actions.

The inclusion of information in this Item 8.01 shall not be deemed an admission by the Company that such information is material.

Safe Harbor Statement

Item 8.01 of this Current Report on Form 8-K contains forward-looking statements conveying management’s expectations as to the future based on the Company’s plans, estimates and projections as of the date of this Report. Forward-looking statements involve inherent risks and uncertainties and the Company cautions readers of this Report that a number of important factors could cause actual results to differ materially from those contained in any such forward-looking statement. The forward-looking statements contained in this Current Report on Form 8-K include statements related to the expected benefits of the employee separations and the pre-tax charges expected in connection with the employee separations.

Factors that could cause actual results to differ materially from those described in this Current Report on Form 8-K include final determination of 280G excise tax gross-up payments, final determination of non-qualified retirement benefit payments, Annual Incentive Plan payments (if any) to severed employees relating to fiscal 2012, and utilization by severed employees of benefits available to them.

Readers of this Report are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company does not undertake to update any of these statements in light of new information or future events.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

The information contained in this Item 9.01 and in the accompanying Exhibit 99.1 shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

(d) Exhibits.

Exhibit	Description

99.1	Del Monte Corporation Press Release dated October 26, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Del Monte Corporation

Date: October 28, 2011	By:	/s/ Richard W. Muto
	Name:	Richard W. Muto
	Title:	Executive Vice President and Chief
Human Resources Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Del Monte Corporation Press Release dated October 26, 2011